UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2019

CEN BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55557	-
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7405 Tecumseh Road East Suite 300

Windsor, Ontario

Canada

N8T 1G2

(Address of principal executive offices, including zip code)

(519) 419-4958

(Registrant’s telephone number, including area code)

Not applicable.

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

☑

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2019, the Board of Directors (the “Board”) of CEN Biotech, Inc. (the “Company”) appointed Alex Tarrabain, one of the members of the Company’s Board to serve as the Company’s Chief Financial Officer and as one of the Vice Presidents of the Company effective May 21, 2019 (the “Effective Date”).

Alex Tarrabain has served as a member of the Company’s Board since July 2017 and will continue to serve in that position. Between 1981 and 1985, Mr. Tarrabain served as a Youth/Childcare Counsellor for the Government of Alberta. Between 1990 and 1991, Mr. Tarrabain articled with Ernst & Young Chartered Accountants. Between 1991 and 1995, Mr. Tarrabain later served as the Senior Accountant for the County of Strathcona in Sherwood Park, Alberta. In August 1995, Mr. Tarrabain opened his own practice, Tarrabain Accounting, and has been operating in the Edmonton and surrounding area for the past 23 years, through the present. Mr. Tarrabain is a frequent speaker at financial functions and has served on many boards including Prostate Canada, NW Zone Hockey Association, Whitemud West Hockey Association and the Canadian Athletic Club in Edmonton. Mr. Tarrabain earned a Bachelor’s of Commerce from the University of Alberta.

Richard Boswell, who served as the Company’s Chief Financial Officer since July 2017, resigned from his position as the Company’s Chief Financial Officer as of the Effective Date, and will continue to serve in his position as the Company’s Senior Executive Vice President going forward focusing on the Company’s strategic activities and will also continue to serve as a member of the Company’s Board.

In connection with the foregoing, on May 16, 2019, the Company entered into an Executive Employment Agreement (the “Employment Agreement”) with Mr. Tarrabain pursuant to which Mr. Tarrabain agreed to serve as the Company’s Vice President and Chief Financial Officer and the Company agreed to issue to Mr. Tarrabain 1,250,000 shares (the “Shares’) of the Company’s common stock in accordance with a Restricted Stock Agreement (the “RSA”). The Employment Agreement has an indefinite term. Additionally, pursuant to the Employment Agreement, the Company agreed to pay Mr. Tarrabain an annual base salary of $31,200. Further, pursuant to the Employment Agreement in the event of an occurrence of a “Change in Control” (as defined in the Employment Agreement) or a strategic transaction, the Board may, but is not obligated to, provide Mr. Tarrabain with additional compensation, including additional stock options or restricted stock, for services outside of his general scope of duties and responsibilities.

Pursuant to the RSA, entered into by Mr. Tarrabain and the Company on May 16, 2019, 350,000 of the Shares will vest immediately (the “Grant Date”) and the balance 900,000 of the Shares will vest over a three (3) year period with 25,000 of the Shares vesting on the one (1) month anniversary of the Grant Date and an additional 25,000 of the Shares vesting at the end of each one (1) month anniversary of the Grant Date thereafter, provided that Mr. Tarrabain continues to be an employee of the Company.

The foregoing descriptions of the Employment Agreement and the RSA do not purport to be complete and are qualified in their entirety by reference to the Employment Agreement and RSA, a copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided above in “Item 1.01 - Entry into a Material Definitive Agreement,” and “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers,” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the Shares are exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), in reliance upon exemptions from the registration requirements of the Act in transactions not involving a public offering, including, but not limited to the exemption provided pursuant to Rule 506(b) of Regulation D, as promulgated by the Securities and Exchange Commission under the Act for offers and sales of restricted securities in a private, non-public transaction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Executive Employment Agreement dated May 16, 2019, between CEN Biotech, Inc. and Alex Tarrabain.
10.2*	Restricted Stock Agreement dated May 16, 2019, between CEN Biotech, Inc. and Alex Tarrabain.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CEN Biotech, Inc.

Date: May 16, 2019	By:	/s/ Joseph Byrne
Joseph Byrne
Chief Executive Officer